UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2013

CVR REFINING, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35781	37-1702463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operation and Financial Condition

The disclosure required by this item and included in Item 7.01 below is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

Preliminary financial and operating results of CVR Refining, LP (the “Refining Partnership”) for the year ended December 31, 2012 are attached hereto as Exhibit 99.1.

The preliminary financial and operating results presented herein have been prepared by, and are the responsibility of, the Refining Partnership’s management. These amounts reflect the current best estimates as of the date of hereof and may be revised as a result of further review of the results and in connection with the audit of the Refining Partnership’s consolidated financial statements. During the course of the preparation of the consolidated financial statements and related notes, additional items that would require material adjustments to be made may be identified. Neither the Refining Partnership’s accountants, nor any other independent accountants, have compiled, examined or performed any procedures with respect to these estimated results, nor have they expressed any opinion thereon.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being “furnished” as part of this Current Report on Form 8-K:

99.1	The Refining Partnership’s preliminary financial and operating results for the year ended December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2013

CVR REFINING, LP By: CVR Refining GP, LLC, its general partner

By:	/s/ Susan M. Ball
Susan M. Ball
Chief Financial Officer and Treasurer